SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported):
January 07, 1999
MMCA  AUTO  OWNER TRUST  1995-1
(MMCA Auto Receivables, Inc.  - Originator)
(Exact Name of Registrant as Specified in its Charter)
Delaware  33-97670 33-0570905
State or other (Commission (IRS Employer Id No.) jurisdiction File Number) of incorporation)
P.O. Box 6038
Cypress, California  90630-0038
(714) 236-1510
(Address of Registrant's principal executive office and
Registrant's telephone number, including area code)
Item 5.	Other Events.
	The Registrant hereby incorporates by reference
	the information contained in the attached exhibits
	in response to this Item 5.
Item 7.	Financial Statements and Exhibits.
	(c)  Exhibits.
MMCA Auto Owner Trust 1995-1 5.70% Asset Backed Notes and
6.10% Asset Backed Certificates.
Monthly "Servicer's Certificate," dated: January 07, 1999
Monthly "Servicing Report," for the following reporting period:
December 1, 1998 through December 31, 1998
Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMCA AUTO RECEIVABLES, INC.
Dated:January 07, 1999

SIGNATURES

By: Hideyuki Kitamura
    Executive Vice President
    Secretary and Treasurer